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                                                                   Exhibit 10.28

                           LOAN AND SECURITY AGREEMENT

     THIS LOAN AND SECURITY AGREEMENT (this "AGREEMENT") dated as of the Effective Date between, on the one hand, SILICON VALLEY BANK, a California corporation ("BANK"), and, on the other hand, ENDOCARE, INC., a Delaware corporation ("ENDOCARE"), and TIMM MEDICAL TECHNOLOGIES, INC., a Delaware corporation ("TIMM") (individually and collectively, and jointly and severally, "BORROWER"), provides the terms and conditions on which Bank shall lend to Borrower and Borrower shall repay Bank. The parties agree as follows:

     1 ACCOUNTING AND OTHER TERMS

     Accounting terms not defined in this Agreement shall be construed following GAAP. Calculations and determinations must be made following GAAP. Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in Section 13. All other terms contained in this Agreement, unless otherwise indicated, shall have the meaning provided by the Code to the extent such terms are defined therein.

     1A. PHASE I AND PHASE II

     As used herein, the term "PHASE I" means: (a) the period commencing on the Effective Date and ending on the day immediately preceding (if ever) the first date after the Effective Date on which Bank receives the most recent monthly financial statements (or most recent Compliance Certificate) under Section 6.2(a) (each such date, a "Quick Ratio Determination Date") indicating that Borrower's Quick Ratio is less than 1.00 TO 1.00 (the "QUICK RATIO THRESHHOLD"); and (b) with respect to any Phase I Reset Date, the period commencing on such Phase I Reset Date and ending on the day immediately preceding (if ever) the first Quick Ratio Determination Date after such Phase I Reset Date that Borrower's Quick Ratio is less than the Quick Ratio Threshhold.

     As used herein, the term "PHASE II" means: (a) the period commencing on the first Quick Ratio Determination Date (if ever) after the Effective Date that Borrower's Quick Ratio is less than the Quick Ratio Threshhold (the "INITIAL PHASE II TRIGGER DATE") and ending on the first Quick Ratio Determination Date (if ever) following 3 consecutive months after the Initial Phase II Trigger Date during which Borrower's Quick Ratio is at all times not less than the Quick Ratio Threshhold (such first Quick Ratio Determination Date, the "INITIAL PHASE I RESET DATE"); and (b) with respect to any Phase I Reset Date, the period commencing on the first Quick Ratio Determination Date (if ever) after such Phase I Reset Date that Borrower's Quick Ratio is again less than the Quick Ratio Threshhold (such first Quick Ratio Determination Date, a "SUBSEQUENT PHASE II TRIGGER DATE") and ending on the first Quick Ratio Determination Date (if ever) following 3 consecutive months after such Subsequent Phase II Trigger Date during which Borrower's Quick Ratio is at all times not less than the Quick Ratio Threshhold (such first Quick Ratio Determination Date, a "SUBSEQUENT PHASE I RESET DATE").

     As used herein, the term "PHASE I RESET DATE" means, individually and collectively, the Initial Phase I Reset Date and any Subsequent Phase I Reset Date.

     As used herein, the term "PHASE II TRIGGER DATE" means, individually and collectively, the Initial Phase II Trigger Date and any Subsequent Phase II Trigger Date.

     2 LOAN AND TERMS OF PAYMENT

     2.1 PROMISE TO PAY. Borrower hereby unconditionally promises to pay Bank the outstanding principal amount of all Credit Extensions, and all accrued but unpaid interest thereon, as and when due in accordance with this Agreement.

     2.1.1 REVOLVING ADVANCES.

          (a) Availability. Subject to the terms and conditions of this Agreement and to deduction of Reserves, Bank will make Advances to Borrower up to an amount ("NET BORROWING AVAILABILITY") not to exceed the lesser of: (a) the Maximum Revolver Amount; or (b) amounts available under the Borrowing Base; provided,


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however, that Bank shall have no obligation to make, or permit to remain outstanding, Advances based on Borrower's Eligible Inventory ("INVENTORY ADVANCES") if and to the extent the Inventory Advances exceed, or would exceed, 50% of the aggregate outstanding amount of Advances based on Borrower's Eligible Accounts. Advances and other Credit Extensions will be made to each Borrower based on the Eligible Accounts and Eligible Inventory of such Borrower, subject to the Maximum Revolver Amount for all Advances and other Credit Extensions to all Borrowers combined. Advances borrowed pursuant to this Section may be repaid and, subject to the terms and conditions hereof, reborrowed during the term of this Agreement.

          (b) [intentionally omitted]

          (c) Termination; Repayment. The Revolving Line terminates on the Maturity Date, when the principal amount of all Advances, the unpaid interest thereon, and all other Obligations shall be immediately due and payable.

     2.1.2 [intentionally omitted].

     2.1.3 [intentionally omitted]

     2.1.4 [intentionally omitted]

     2.2 OVERADVANCES. If at any time or for any reason the total of all outstanding Advances and all other monetary Obligations exceeds Net Borrowing Availability (an "OVERADVANCE"), Borrower shall immediately pay the amount of the excess to Bank, without notice or demand. Without limiting Borrower's obligation to repay to Bank the amount of any Overadvance, Borrower agrees to pay Bank interest on the outstanding amount of any Overadvance, on demand, at the Default Rate.

     2.3 PAYMENT OF INTEREST ON THE CREDIT EXTENSIONS.

          (a) Interest Rate; Advances. Subject to Section 2.3(b), the amounts outstanding under the Revolving Line shall accrue interest at a per annum rate equal to the Loan Margin above the Prime Rate, which interest shall be payable monthly. As used herein, the term "LOAN MARGIN" means, as of any date of determination: (a) at all times during the period that Phase I is in effect,
1.00 percentage points; and (b) at all times during the period that Phase II is in effect, 1.50 percentage points.

          (b) Default Rate. Immediately upon the occurrence and during the continuance of an Event of Default, Obligations shall bear interest at a rate per annum which is five percentage points above the rate effective immediately before such Event of Default (the "DEFAULT RATE"). Payment or acceptance of the increased interest rate provided in this Section 2.3(b) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Bank.

          (c) Adjustment to Interest Rate. Changes to the interest rate of any Credit Extension based on changes to the Prime Rate shall be effective on the effective date of any change to the Prime Rate and to the extent of any such change.

          (d) 360-Day Year. Interest shall be computed on the basis of a 360-day year for the actual number of days elapsed.

          (e) Debit of Accounts. Bank may debit any of Borrower's deposit accounts, including the Designated Deposit Account, for principal and interest payments or any other amounts Borrower owes Bank when due. These debits shall not constitute a set-off.

          (f) [intentionally omitted]

          (g) Payment; Interest Computation; Float Charge. Interest is payable monthly on the last calendar day of each month. In computing interest on the Obligations, all Payments received after 12:00 p.m. Pacific time on any day shall be deemed received on the next Business Day. In addition, at all times while Phase II (if ever) is in effect, Bank shall be entitled to charge Borrower a "float" charge in an amount equal to two (2)


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Business Days interest, at the interest rate applicable to the Advances, on all
Payments received by Bank (except for Payments made directly by Borrower to Bank from Borrower's unrestricted cash on deposit in any deposit account or securities account of Borrower). Said float charge is not included in interest for purposes of computing Minimum Monthly Interest (if any) under this Agreement. The float charge for each month shall be payable on the last day of the month. Bank shall not, however, be required to credit Borrower's account for the amount of any item of payment which is unsatisfactory to Bank in its good faith business judgment, and Bank may charge Borrower's Designated Deposit Account for the amount of any item of payment which is returned to Bank unpaid.

     2.4 FEES. Borrower shall pay to Bank:

          (a) Commitment Fee. A fully earned, non-refundable commitment fee of $40,000, on the Effective Date.

          (b) [intentionally omitted]

          (c) Termination Fee. The termination fee set forth in, and subject to the terms of, Section 4.1 hereof.

          (d) Unused Revolving Line Facility Fee. A fee (the "UNUSED REVOLVING LINE FACILITY FEE"), which fee shall be paid monthly, in arrears on the last Business Day of each month with respect to such month, on a calendar year basis, in an amount equal to one-half of one percent (0.50%) per annum multiplied by the amount by which the Maximum Revolver Amount exceeds the average daily principal balance of the outstanding Advances during the immediately preceding month (or part thereof). Borrower shall not be entitled to any credit, rebate or repayment of any Unused Revolving Line Facility Fee previously earned by Bank pursuant to this Section notwithstanding any termination of this Agreement, or suspension or termination of Bank's obligation to make loans and advances hereunder.

          (e) Collateral Monitoring Fee. While Phase II (if ever) is in effect, a monthly collateral monitoring fee of $2,000, payable in arrears on the last day of each month (prorated for any partial month at the beginning and upon termination of the Phase II period).

          (f) Bank Expenses. All Bank Expenses (including reasonable attorneys' fees and expenses) incurred through and after the Effective Date, when due.

     3 CONDITIONS OF LOANS

     3.1 CONDITIONS PRECEDENT TO INITIAL ADVANCE. Bank's obligation to make the initial Advance is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, such documents, and evidence of completion of such other matters, as Bank may reasonably deem necessary or appropriate, including, without limitation:

          (a) Borrower shall have delivered duly executed original signatures to the Loan Documents to which it is a party, including this Agreement, the IP Security Agreement, the Cross-Guaranty, and one or more Control Agreements, with respect to each Borrower, relative to all Collateral Accounts maintained by such Borrower with any affiliate of Bank;

          (b) Borrower shall have delivered its Operating Documents and a good standing certificate of Borrower certified by the Secretary of State of the State of Delaware as of a date prior to the Effective Date satisfactory to Bank;

          (c) Borrower shall have delivered duly executed original signatures to the completed Borrowing Resolutions for Borrower;

          (d) Bank shall have received certified copies, dated as of a recent date, of financing statement searches, as Bank shall request, accompanied by written evidence (including any UCC termination statements) that the Liens indicated in any such financing statements either constitute Permitted Liens or have been or, in connection with the initial Advance, will be terminated or released;


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          (e) Borrower shall have delivered the Perfection Certificate executed by Borrower;

          (f) Borrower shall have delivered evidence satisfactory to Bank that the insurance policies required by Section 6.7 hereof are in full force and effect, together with appropriate evidence showing lender loss payable and/or additional insured clauses or endorsements in favor of Bank;

          (g) Pursuant to the second sentence of Section 5.2A below, Borrower shall have delivered to Bank evidence (satisfactory to Bank in its good faith business judgment) of the satisfaction of all such obligations relative to the Delaware Biolife Judgment and the California Biolife Judgment; and

          (h) Borrower shall have paid the fees and Bank Expenses then due as specified in Section 2.4 hereof.

     3.2 CONDITIONS PRECEDENT TO ALL CREDIT EXTENSIONS. Bank's obligations to make each Credit Extension, including the initial Credit Extension, is subject to the following:

          (a) the representations and warranties in Section 5 shall be true in all material respects on the date of the request for, and on the Funding Date of, each Credit Extension; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, and no Default or Event of Default shall have occurred and be continuing or result from the Credit Extension. Each Credit Extension is Borrower's representation and warranty on that date that the representations and warranties in Section 5 remain true in all material respects; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; and

          (b) in Bank's good faith business judgment, there has not been a Material Adverse Change.

     3.3 COVENANT TO DELIVER.

     Borrower agrees to deliver to Bank each item required to be delivered to Bank under this Agreement as a condition to any Credit Extension. Borrower expressly agrees that the extension of a Credit Extension prior to the receipt by Bank of any such item shall not constitute a waiver by Bank of Borrower's obligation to deliver such item, and any such extension in the absence of a required item shall be in Bank's sole discretion.

     3.4 PROCEDURES FOR BORROWING. Subject to the prior satisfaction of all other applicable conditions to the making of an Advance set forth in this Agreement, in order for any Borrower to obtain an Advance, Endocare, as agent for all Borrowers, shall notify Bank (which notice shall be irrevocable) by electronic mail, facsimile, or telephone by 12:00 p.m. Pacific time on the Funding Date of the request for such Advance, which notice shall specify on behalf of which Borrower Endocare is so requesting such Advance. Together with such notification, Borrower must promptly deliver to Bank by electronic mail or facsimile a completed Transaction Report executed by a Responsible Officer or his or her designee. Bank shall credit Advances to the Designated Deposit Account. Bank may make Advances under this Agreement based on instructions from a Responsible Officer or his or her designee or without instructions if the Advances are necessary to meet Obligations which have become due. Bank may rely on any telephone notice given by a person whom Bank believes is a Responsible Officer or designee.

     4 CREATION OF SECURITY INTEREST; EARLY TERMINATION OF THIS AGREEMENT

     4.1 GRANT OF SECURITY INTEREST. Each Borrower hereby grants Bank, to secure the payment and performance in full of all of the Obligations, continuing security interests in, and pledges to Bank, all right, title, and interest of such Borrower in and to the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof. Borrower represents, warrants, and covenants that the security interests granted herein are and shall at all times continue to be first priority perfected security interests in the Collateral (subject in lien priority only to those Permitted Liens that are expressly entitled to such priority over the


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security interests of Bank by operation of law or by written subordination agreement duly executed and delivered by Bank in favor of the holders of such Permitted Liens). If Borrower shall acquire a commercial tort claim, Borrower shall promptly notify Bank in a writing signed by Borrower of the general details thereof. Such notification to Bank shall constitute an additional grant, hereunder, of a continuing security interest in the commercial tort claim and all proceeds thereof to Bank, and Borrower shall execute and deliver all such documents and take all such actions as Bank in its good faith business judgment may request in connection therewith.

     4.2 EARLY TERMINATION OF THIS AGREEMENT. This Agreement may be terminated prior to the Maturity Date by Borrower, effective three (3) Business Days after written notice of termination is given to Bank or if Bank's obligation to fund Credit Extensions terminates pursuant to the terms of Section 2.1.1(c). Notwithstanding any such termination, Bank's liens and security interests in the Collateral shall continue until Borrower pays in full in cash, and otherwise performs in full, its Obligations. If such termination is at Borrower's election or at Bank's election due to the occurrence and continuance of an Event of Default, Borrower shall pay to Bank, in addition to the payment of any other expenses or fees then-owing, a termination fee in an amount equal to one percent (1.00%) of the Maximum Revolver Amount; provided that no termination fee shall be charged if the credit facility hereunder is replaced with a new facility from another division of Silicon Valley Bank.

     4.3 RELEASE OF BANK'S SECURITY INTERESTS. Upon payment in full in cash, and otherwise full performance, of the Obligations and at such time as Bank's obligation to make Credit Extensions has irrevocably terminated, Bank shall release its liens and security interests in the Collateral and all rights therein shall revert to Borrower.

     4.4 AUTHORIZATION TO FILE FINANCING STATEMENTS. Borrower hereby authorizes Bank to file financing statements, without notice to Borrower, with all appropriate jurisdictions to perfect or protect Bank's interest or rights hereunder, including a notice that any disposition of the Collateral, by either Borrower or any other Person, shall be deemed to violate the rights of Bank under the Code.

     5 REPRESENTATIONS AND WARRANTIES

          Borrower represents and warrants as follows:

     5.1 DUE ORGANIZATION AND AUTHORIZATION. Borrower and each of its Subsidiaries (subject to the applicable provisions of Section 5.1A below with respect to any Inactive Subsidiaries) are duly existing and in good standing in their respective jurisdictions of formation and are qualified and licensed to do business and are in good standing in any jurisdiction in which the conduct of their business or their ownership of property requires that they be qualified except where the failure to do so could not reasonably be expected to have a material adverse effect on Borrower's business. In connection with this Agreement, Borrower has delivered to Bank the completed Representations and Warranties Certificate, dated March 3, 2005, signed by Borrower (as updated in writing by Borrower to Bank from time to time prior to the Effective Date, the "PERFECTION CERTIFICATE"). Borrower represents and warrants to Bank that (a) Borrower's exact legal name is that indicated on the Perfection Certificate and on the signature page hereof; (b) Borrower is an organization of the type and is organized in the jurisdiction set forth in the Perfection Certificate; (c) the Perfection Certificate accurately sets forth Borrower's federal employer identification number or accurately states that Borrower has none; (d) the Perfection Certificate accurately sets forth Borrower's place of business, or, if more than one, its chief executive office as well as Borrower's mailing address (if different than its chief executive office); (e) Borrower (and each of its predecessors) has not, in the past five (5) years, changed its state of formation, organizational structure or type, or any organizational number assigned by its jurisdiction; and (f) all other information set forth on the Perfection Certificate pertaining to Borrower and each of its Subsidiaries is accurate and complete. If Borrower is not now a Registered Organization but later becomes one, Borrower shall promptly notify Bank of such occurrence and provide Bank with Borrower's organizational identification number.

     The execution, delivery and performance of the Loan Documents have been duly authorized, and do not conflict with Borrower's organizational documents, nor constitute an event of default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement to which it is a party or by which it is bound in which the default could reasonably be expected to have a material adverse effect on Borrower's business.


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     5.1A ADDITIONAL PROVISIONS RELATIVE TO INACTIVE SUBSIDIARIES. Borrower
hereby represents and warrants that each of Advanced Medical Procedures, Inc., a Delaware corporation, U.S. Microwave, LLC, a Texas limited liability company, and Tri-States Cryotherapy, LLC, a Texas limited liability company (individually and collectively, the "INACTIVE SUBSIDIARIES"): (a) is a wholly-owned Subsidiary of Endocare; (b) does not have any assets (other than assets that, individually or in the aggregate, are not material); (c) does not engage in any material business activity; and (d) currently is in the process of being wound up and dissolved in accordance with applicable law. Borrower hereby covenants and agrees, with respect to each Inactive Subsidiary, that, until such Inactive Subsidiary is wound up and dissolved in accordance with applicable law, Borrower will not cause, suffer, or permit such Inactive Subsidiary to: (y) have any assets (other than assets that, individually or in the aggregate, are not material); or (z) engage in any material business activity. Borrower hereby further agrees that, with respect to any Inactive Subsidiary as to which Bank has not received, on or before March 31, 2006, evidence (reasonably satisfactory to Bank) of the legally effective dissolution thereof, Bank may (in its good faith business judgment) at any time thereafter require such Inactive Subsidiary to become a secured Guarantor or an additional co-Borrower under the Loan Documents, and Borrower agrees to promptly execute and deliver such additional Loan Documents and take such additional actions (and cause such Inactive Subsidiary to promptly execute and deliver such additional Loan Documents and take such additional actions) as Bank may require in its good faith business judgment to effectuate same.

     5.2 COLLATERAL. Each Borrower has good title to its Collateral, free and clear of any and all Liens except Permitted Liens. Borrower has no deposit account other than the deposit accounts with Bank and deposit accounts described in the Perfection Certificate delivered to Bank in connection herewith.

     The Collateral is not in the possession of any third party bailee (such as a warehouse), except as expressly identified in the Perfection Certificate. Except as hereafter disclosed to Bank in writing by Borrower, none of the components of the Collateral shall be maintained at locations other than as provided in the Perfection Certificate. In the event that Borrower, after the date hereof, intends to store or otherwise deliver any portion of the Collateral to a bailee not otherwise expressly identified (as such a bailee) in the Perfection Certificate, then Borrower will first notify Bank in writing of such new bailee. With respect to any bailee of Collateral, Borrower shall, promptly upon Bank's request therefor, use commercially reasonable efforts to deliver to Bank a bailee agreement (in form and substance satisfactory to Bank) duly executed by such bailee. In the event that Bank requests such a bailee agreement and Borrower uses such efforts but does not succeed in delivering such a bailee agreement, Bank may (in its good faith business judgment) maintain a Reserve with respect to such bailee.

     With respect to any leased premises of Borrower, Borrower shall, promptly upon Bank's request therefor, use commercially reasonable efforts to deliver to Bank a landlord agreement (in form and substance satisfactory to Bank) duly executed by the lessor of such leased premises. In the event that Bank requests such a landlord agreement and Borrower uses such efforts but does not succeed in delivering such a landlord agreement, Bank may (in its good faith business judgment) maintain a Reserve with respect to such leased premises.

     All Inventory is in all material respects of good and marketable quality, free from material defects.

     Borrower is the sole owner of its Intellectual Property, except for non-exclusive licenses granted to its customers in the ordinary course of business, and except such other licenses and shared Intellectual Property rights as expressly described in the Exhibits referred to in the most recent 10K and 10Q reports of Endocare filed with the Securities and Exchange Commission. To the best of Borrower's knowledge, each Patent is valid and enforceable. No part of the material Intellectual Property has been judged invalid or unenforceable, in whole or in part. To the best of Borrower's knowledge, no claim has been made that any part of the Intellectual Property violates, in any material respect, the rights of any third party.

     5.2A ADDITIONAL PROVISIONS RELATIVE TO BIOLIFE JUDGMENT. Borrower hereby represents and warrants that, as of the Effective Date, Borrower has fully satisfied all obligations of Borrower owing to Biolife Solutions, Inc., a Delaware corporation ("Biolife") relative to that certain judgment, entered on October 10, 2003 in the Court of Chancery of the State of Delaware, New Castle County, in favor of Biolife relative to Case #03J-11-371 E-21-238 and styled "Biolife Solutions Inc. vs Endocare Inc. (the "Delaware Biolife Judgment") and filed on January 05, 2004 in the Superior Court of California, Orange County, as a judgment on sister-state judgment in favor of Biolife with respect to the Delaware Biolife Judgment (the "California Biolife Judgment"). Concurrently herewith, Borrower shall deliver to Bank evidence (satisfactory to Bank in its good faith business judgment) of the satisfaction of all


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such obligations relative to the Delaware Biolife Judgment and the California
Biolife Judgment. Borrower hereby further covenants and agrees to deliver, on or before December 31, 2005, evidence (satisfactory to Bank in its good faith business judgment) of the filing of record of Biolife's acknowledgement of satisfaction of judgment relative to each of the Delaware Biolife Judgment and the California Biolife Judgment.

     5.3 ACCOUNTS RECEIVABLE.

          (a) For each Account with respect to which Advances are requested, on the date each Advance is requested and made, such Account shall meet the Minimum Eligibility Requirements set forth in Section 13 below.

          (b) All statements made and all unpaid balances appearing in all invoices, instruments and other documents evidencing the Accounts are and shall be true and correct in all material respects, and all such invoices, instruments and other documents, and all of Borrower's Books are genuine and in all respects what they purport to be. All sales and other transactions underlying or giving rise to each Account shall comply in all material respects with all applicable laws and governmental rules and regulations. Borrower has no knowledge of any actual or imminent Insolvency Proceeding of any Account Debtor whose accounts include an Eligible Account in any Borrowing Base Certificate. To the best of Borrower's knowledge, all signatures and endorsements on all documents, instruments, and agreements relating to all Accounts are genuine, and all such documents, instruments and agreements are legally enforceable in accordance with their terms.

     5.4 LITIGATION. There are no actions or proceedings pending or, to the knowledge of the Responsible Officers, threatened in writing by or against Borrower or any of its Subsidiaries involving more than $50,000 individually or $100,000 in the aggregate, other than as expressly disclosed in the most recent 10K and 10Q reports of Endocare filed with the Securities and Exchange Commission.

     5.5 NO MATERIAL DEVIATION IN FINANCIAL STATEMENTS. All consolidated financial statements for Endocare and any of its Subsidiaries delivered to Bank fairly present in all material respects Endocare's consolidated financial condition and Endocare's consolidated results of operations. There has not been any material deterioration in Endocare's consolidated financial condition since the date of the most recent financial statements submitted to Bank.

     5.6 SOLVENCY. The fair salable value of Borrower's assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities; Borrower is not left with unreasonably small capital after the transactions in this Agreement; and Borrower is able to pay its debts (including trade debts) as they mature.

     5.7 REGULATORY COMPLIANCE. Borrower is not an "investment company" or a company "controlled" by an "investment company" under the Investment Company Act of 1940, as amended. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations T and U of the Federal Reserve Board of Governors). Borrower has complied in all material respects with the Federal Fair Labor Standards Act. Borrower has not violated any laws, ordinances or rules, the violation of which could reasonably be expected to have a material adverse effect on its business. None of Borrower's or any of its Subsidiaries' properties or assets has been used by Borrower or any Subsidiary or, to the best of Borrower's knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Borrower and each of its Subsidiaries have obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all government authorities that are necessary in all material respects to continue its business as currently conducted.

     5.8 SUBSIDIARIES; INVESTMENTS. Borrower does not own any stock, partnership interest or other equity securities except for Permitted Investments.

     5.9 TAX RETURNS AND PAYMENTS; PENSION CONTRIBUTIONS. Except as expressly disclosed in the most recent 10K and 10Q reports of Endocare filed with the Securities and Exchange Commission, Borrower has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower. Borrower may defer payment of any contested taxes, provided that Borrower (a) in good faith contests its obligation to pay the taxes by appropriate proceedings promptly and diligently instituted and conducted, (b) notifies Bank in writing of the commencement of, and any material development in, the proceedings, (c) posts bonds or takes any other steps required to prevent the governmental


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authority levying such contested taxes from obtaining a Lien upon any of the
Collateral that is other than a "Permitted Lien". Except as expressly disclosed in the most recent 10K and 10Q reports of Endocare filed with the Securities and Exchange Commission, Borrower is unaware of any claims or adjustments proposed for any of Borrower's prior tax years which could result in additional taxes becoming due and payable by Borrower. Borrower has paid all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms, and Borrower has not withdrawn from participation in, and has not permitted partial or complete termination of, or permitted the occurrence of any other event with respect to, any such plan which could reasonably be expected to result in any liability of Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.

     5.10 USE OF PROCEEDS. Borrower shall use the proceeds of the Credit Extensions solely as working capital, and to fund its general business requirements and not for personal, family, household or agricultural purposes.

     5.11 FULL DISCLOSURE. No written representation, warranty or other statement of Borrower in any certificate or written statement given to Bank, as of the date such representations, warranties, or other statements were made, taken together with (i) all such written certificates and written statements given to Bank and (ii) all periodic filings of Endocare with the Securities and Exchange Commission, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading (it being recognized by Bank that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results).

     6 AFFIRMATIVE COVENANTS

          Borrower shall do all of the following:

     6.1 GOVERNMENT COMPLIANCE. Subject to the applicable provisions of Section 5.1A above with respect to any Inactive Subsidiary: (a) maintain its and all its Subsidiaries' legal existence and good standing in their respective jurisdictions of formation and maintain qualification in each jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on Borrower's business or operations; and (b) comply, and cause each Subsidiary to comply, with all laws, ordinances and regulations to which it is subject, noncompliance with which could have a material adverse effect on Borrower's business.

     6.2 FINANCIAL STATEMENTS, REPORTS, CERTIFICATES.

          (a) Borrower shall provide Bank with the following:

          (i) a Transaction Report, within fifteen (15) days after the end of each month and at the time of each Advance request; provided, however, that while Phase II is in effect, Transaction Reports shall be provided each week as well as at the time of each Advance request;

          (ii) within fifteen (15) days after the end of each month, (A) monthly accounts receivable agings, aged by invoice date, (B) monthly accounts payable agings, aged by invoice date, and outstanding or held check registers, if any,
(C) monthly reconciliations of accounts receivable agings (aged by invoice date), Transaction Reports, and general ledger, (D) monthly perpetual inventory reports for Inventory valued on a first-in, first-out basis at the lower of cost or market (in accordance with GAAP) or such other inventory reports as are requested by Bank in its good faith business judgment, and (E) monthly Deferred Revenue reports;

          (iii) as soon as available, and in any event within thirty (30) days after the end of each month, monthly unaudited financial statements;

          (iv) within thirty (30) days after the end of each month a monthly Compliance Certificate signed by a Responsible Officer, and such other information as Bank shall reasonably request; and

          (v) within thirty (30) days prior to the end of each fiscal year of Borrower, (A) annual operating budgets (including income statements, balance sheets and cash flow statements, by month) for the upcoming fiscal year of Borrower, and (B) annual financial projections for the following fiscal year (on a quarterly basis) as approved by Borrower's board of directors, together with any related business forecasts used in the preparation of such annual financial projections.

          (b) Borrower shall deliver to Bank: (i) as soon as available, but no later than five (5) days after filing with the Securities Exchange Commission, Endocare's 10K, 10Q, and 8K reports; (ii) a Compliance Certificate together with delivery of the 10K and 10Q reports; (iii) a prompt report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of more than $50,000 individually or $100,000 in the aggregate; and (iv) budgets, sales projections, operating plans or other financial information Bank reasonably requests. Endocare's 10K, 10Q, and 8K reports required to be delivered pursuant to Section 6.2(b)(i) shall be deemed to have been delivered on the date on which Endocare posts such report or provides a link thereto on Borrower's or another website on the Internet; provided, that Endocare shall provide paper copies to Bank of the Compliance Certificates required by Section 6.2(b)(ii).

          (c) Borrower shall provide Bank: (i) prompt written notice (as soon as reasonably practicable and in any event within 30 days) of any material change in the composition of the Intellectual Property, (ii) prior written notice (in accordance with Section 6.10) of the registration (or filed application for registration) of any Copyright, including any subsequent ownership right of Borrower in or to any Copyright, Patent or Trademark not previously disclosed in writing to Bank, or (iii) prompt written notice (as soon as reasonably practicable and in any event within 30 days) of Borrower's knowledge of an event that materially adversely affects the value of the Intellectual Property.

          (d) With respect to the financial statements referred to above, Borrower agrees to deliver financial statements prepared on both a consolidated and consolidating basis and agrees that no Borrower or subsidiary of Borrower will have a fiscal year different from that of Endocare. Endocare's fiscal year ends on December 31 of each year.

     6.3 Accounts Receivable.

          (a) Schedules and Documents Relating to Accounts. Borrower shall deliver to Bank Transaction Reports and schedules of collections, as provided in
Section 6.2, on Bank's standard forms; provided, however, that Borrower's failure to execute and deliver the same shall not affect or limit Bank's Liens and other rights in all of Borrower's Accounts, nor shall Bank's failure to advance or lend against a specific Account affect or limit Bank's Lien and other rights therein. If requested by Bank, Borrower shall furnish Bank with copies (or, at Bank's request, originals) of all contracts, orders, invoices, and other similar documents, and all shipping instructions, delivery receipts, bills of lading, and other evidence of delivery, for any goods the sale or disposition of which gave rise to such Accounts. In addition, Borrower shall deliver to Bank, on its request, the originals of all instruments, chattel paper, security agreements, guarantees and other documents and property evidencing or securing any Accounts, in the same form as received, with all necessary indorsements, and copies of all credit memos.

          (b) Disputes. Borrower shall promptly notify Bank of all disputes or claims, in excess of $50,000 individually or in the aggregate at any one time, relating to Accounts. Borrower may forgive (completely or partially), compromise, or settle any Account for less than payment in full, or agree to do any of the foregoing so long as (i) Borrower does so in good faith, in a commercially reasonable manner, in the ordinary course of business, in arm's-length transactions, and reports the same to Bank in the regular reports provided to Bank; (ii) no Default or Event of Default has occurred and is continuing; and (iii) after taking into account all such discounts, settlements and forgiveness, the total outstanding Advances will not exceed the lesser of the Maximum Revolver Amount or the Borrowing Base.

          (c) Collection of Accounts. Borrower shall have the right to collect all Accounts, unless and until a Default or an Event of Default has occurred and is continuing. Whether or not an Event of Default has occurred and is continuing, Borrower shall hold all payments on, and proceeds of, Accounts in trust for Bank, and Borrower shall immediately deliver all such payments and proceeds to Bank in their original form, duly endorsed, to be applied to the Obligations pursuant to the terms of Section 9.4 hereof. Bank may, in its good faith business judgment, require that all proceeds of Accounts be deposited by Borrower into a lockbox account, or such other "blocked account" as Bank may specify, pursuant to a blocked account agreement in such form as Bank may specify in its good faith business judgment.

          (d) Returns. Provided no Event of Default has occurred and is continuing, if any Account Debtor returns any Inventory to Borrower, Borrower shall promptly (i) determine the reason for such return, (ii) issue a credit memorandum to the Account Debtor in the appropriate amount, and (iii) provide a copy of such credit memorandum to Bank, upon request from Bank. In the event any attempted return occurs after the occurrence and during the continuance of any Event of Default, Borrower shall hold the returned Inventory in trust for Bank, and immediately notify Bank of the return of the Inventory.

          (e) Verification. Bank may, from time to time, verify directly with the respective Account Debtors the validity, amount and other matters relating to the Accounts, either in the name of Borrower or Bank or such other name as Bank may choose.

          (f) No Liability. Bank shall not be responsible or liable for any shortage or discrepancy in, damage to, or loss or destruction of, any goods, the sale or other disposition of which gives rise to an Account, or for any error, act, omission, or delay of any kind occurring in the settlement, failure to settle, collection or failure to collect any Account, or for settling any Account in good faith for less than the full amount thereof, nor shall Bank be deemed to be responsible for any of Borrower's obligations under any contract or agreement giving rise to an Account. Nothing herein shall, however, relieve Bank from liability for its own gross negligence or willful misconduct.

     6.4 REMITTANCE OF PROCEEDS. Except as otherwise provided in Section 6.3(c), deliver, in kind, all proceeds arising from the disposition of any Collateral to Bank in the original form in which received by Borrower not later than the following Business Day after receipt by Borrower, to be applied to the Obligations pursuant to the terms of Section 9.4 hereof; provided that, if no Default or Event of Default has occurred and is continuing, Borrower shall not be obligated to remit to Bank the proceeds of the sale of worn out or obsolete Equipment disposed of by Borrower in good faith in an arm's length transaction for an aggregate purchase price of $100,000 or less (for all such transactions in any fiscal year). Borrower agrees that it will not commingle proceeds of Collateral with any of Borrower's other funds or property, but will hold such proceeds separate and apart from such other funds and property and in an express trust for Bank. Nothing in this Section limits the restrictions on disposition of Collateral set forth elsewhere in this Agreement.

     6.5 TAXES; PENSIONS. (a) Timely file all required tax returns and reports and timely pay all material foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except (i) for deferred payment of any taxes contested pursuant to the terms of Section 5.9 hereof, and
(ii) as expressly disclosed in the most recent 10K and 10Q reports of Endocare filed with the Securities and Exchange Commission. (b) Pay all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms.

     6.6 ACCESS TO COLLATERAL; BOOKS AND RECORDS. At reasonable times, on at least one (1) Business Day's notice (provided no notice is required if a Default or Event of Default has occurred and is continuing), Bank, or its agents, shall have the right to inspect the Collateral and the right to audit and copy Borrower's Books, subject to Bank's applicable confidentiality obligations in
Section 12.9. The foregoing inspections and audits shall be at Borrower's expense, and the charge therefor shall be $750 per person per day (or such higher amount as shall represent Bank's then-current standard charge for the same), plus reasonable out-of-pocket expenses. In the event Borrower and Bank schedule an audit more than five (5) days in advance, and Borrower cancels or seeks to reschedules the audit with less than five (5) days written notice to Bank, then (without limiting any of Bank's rights or remedies), Borrower shall pay Bank a fee of $1,000 plus any out-of-pocket expenses incurred by Bank to compensate Bank for the anticipated costs and expenses of the cancellation or rescheduling.

     6.7 INSURANCE. Keep its business and the Collateral insured for risks and in amounts standard for companies in Borrower's industry and location and as Bank may reasonably request. Insurance policies shall be in a form, with companies that are satisfactory to Bank. All property policies shall have a lender's loss payable endorsement showing Bank as lender loss payee and waive subrogation against Bank, and all liability policies shall show, or have endorsements showing, Bank as an additional insured. All policies (or the lender loss payable and additional insured endorsements) shall provide that the insurer must give Bank at least twenty (20) days notice before canceling, amending, or declining to renew its policy. At Bank's request, Borrower shall deliver certified copies of policies and evidence of all premium payments. Proceeds payable under any policy shall, at Bank's option, be payable to Bank on account of the Obligations. Notwithstanding the foregoing, (a) so long as no Event of

Default has occurred and is continuing, Borrower shall have the option of applying the proceeds of any casualty policy up to $100,000, in the aggregate, toward the replacement or repair of destroyed or damaged property; provided that any such replaced or repaired property (i) shall be of equal or like value as the replaced or repaired Collateral and (ii) shall be deemed Collateral in which Bank has been granted a first priority security interest (subject in lien priority only to those Permitted Liens that are expressly entitled to such priority over the security interests of Bank by operation of law or by written subordination agreement duly executed and delivered by Bank in favor of the holders of such Permitted Liens), and (b) after the occurrence and during the continuance of an Event of Default, all proceeds payable under such casualty policy shall, at the option of Bank, be payable to Bank on account of the Obligations. If Borrower fails to obtain insurance as required under this
Section 6.7 or to pay any amount or furnish any required proof of payment to third persons and Bank, Bank may make all or part of such payment or obtain such insurance policies required in this Section 6.7, and take any action under the policies Bank deems prudent.

     6.8 OPERATING ACCOUNTS.

          (a) Maintain its primary depository and operating accounts and securities accounts with Bank and Bank's affiliates, which accounts shall represent at least 85% of the dollar value of Borrower's accounts at all financial institutions. For each Collateral Account that Borrower at any time maintains with Bank's affiliates, Borrower, Bank, and such affiliate of Bank shall enter into a Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect Bank's Lien in such Collateral Account in accordance with the terms hereunder.

          (b) Provide Bank five (5) days prior written notice before establishing any Collateral Account at or with any bank or financial institution other than Bank or its Affiliates. Upon the occurrence and during the continuation of an Event of Default, if Bank so requests, for each Collateral Account that Borrower at any time maintains (other than Collateral Accounts maintained with Bank or Bank's affiliates), Borrower shall cause such applicable bank or financial institution at or with which such Collateral Account is maintained to execute and deliver a Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect Bank's Lien in such Collateral Account in accordance with the terms hereunder. The provisions of the previous sentence shall not apply to deposit accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Borrower's employees and identified to Bank by Borrower as such.

     6.9 FINANCIAL COVENANTS.

          Endocare shall maintain at all times, compliance to be determined as of the last day of each month (unless otherwise expressly noted below), on a consolidated basis with respect to Endocare and its Subsidiaries:

          (a) Tangible Net Worth. A Tangible Net Worth of at least the sum of the following (the "REQUIRED TNW AMOUNT"): (a) the TNW Base Amount (as defined below), plus (b) 25% of all consideration received after the Effective Date for issuances of Endocare's equity securities and the principal amount of Subordinated Debt of the Borrower, plus (c) 25% of the Endocare's positive consolidated Net Income in each fiscal quarter ending after the Effective Date.

As used herein, the term "TNW BASE AMOUNT" means, as of any date of determination: (a) $2,000,000 at all times during the period commencing on the Effective Date and ending on December 31, 2005; and (b) $1,000,000 at all times from and after January 1, 2006.

Increases in the Required TNW Amount based on consideration received for equity securities and Subordinated Debt of the Borrower shall be effective as of the end of the month in which such consideration is received, and shall continue effective thereafter. Increases in the Required TNW Amount based on Net Income shall be effective on the last day of the fiscal quarter in which such Net Income is realized, and shall continue effective thereafter. In no event (except for step-downs in the TNW Base Amount as expressly set forth in the definition thereof) shall the Required TNW Amount be decreased from one fiscal period to another subsequent fiscal period.

     6.10 PROTECTION AND REGISTRATION OF INTELLECTUAL PROPERTY RIGHTS. Borrower shall: (a) protect, defend and maintain the validity and enforceability of its Intellectual Property; (b) promptly advise Bank in writing of material infringements of its material Intellectual Property; and (c) not allow any Intellectual Property material to

Borrower's business to be abandoned, forfeited or dedicated to the public without Bank's written consent (which consent shall not be unreasonable withheld if no Event of Default has occurred and is continuing or would result from such abandonment, forfeiture, or dedication to the public). Concurrently herewith, Borrower shall execute and deliver to Bank the IP Security Agreement. Exhibit A attached to the IP Security Agreement identifies, as of the Effective Date, any and all of Borrower's maskworks, computer software, or other copyrights of Borrower that are registered (or the subject of an application for registration) with the United States Copyright Office (collectively, the "Existing Registered Copyrights"). Except for the Existing Copyright Registrations, Borrower will NOT register with the United States Copyright Office (or apply for such registration of) any of Borrower's maskworks, computer software, or other copyrights, unless
Borrower: (x) provides Bank with at least fifteen (15) days prior written notice of its intent to register such copyrights or mask works together with a copy of the application it intends to file with the United States Copyright Office (excluding exhibits thereto); (y) executes an intellectual property security agreement or such other documents as Bank may reasonably request to maintain the perfection and priority of Bank's security interest in the copyrights or mask works intended to be registered with the United States Copyright Office; and (z) record such intellectual property security agreement with the United States Copyright Office contemporaneously with filing the copyright or mask work application(s) with the United States Copyright Office. Borrower shall promptly provide to Bank a copy of the application(s) filed with the United States Copyright Office together with evidence of the recording of the intellectual property security agreement necessary for Bank to maintain the perfection and priority of its security interest in such copyrights or mask works. Borrower shall provide written notice to Bank of any application filed by Borrower in the United States Patent and Trademark Office for a patent or to register a trademark or service mark within 30 days after any such filing.

     6.11 LITIGATION COOPERATION. From the date hereof and continuing through the termination of this Agreement, make available to Bank, without expense to Bank, Borrower and its officers, employees and agents and Borrower's books and records, to the extent that Bank may deem them reasonably necessary to prosecute or defend any third-party suit or proceeding instituted by or against Bank with respect to any Collateral or relating to Borrower.

     6.12 [INTENTIONALLY OMITTED]

     6.13 [INTENTIONALLY OMITTED]

     6.14 FURTHER ASSURANCES. Borrower shall execute any further instruments and take further action as Bank reasonably requests to perfect or continue Bank's Lien in the Collateral or to effect the purposes of this Agreement.

     7 NEGATIVE COVENANTS

     Borrower shall not do any of the following without Bank's prior written consent:

     7.1 DISPOSITIONS. (a) Convey, sell, lease, transfer or otherwise dispose of (collectively, "TRANSFER"), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, except for Transfers (i) of Inventory in the ordinary course of business; (ii) of worn-out or obsolete Equipment;
(iii) constituting Permitted Liens or Permitted Investments; (iv) of non-exclusive licenses (or similar non-exclusive arrangements) for the use of the property of Borrower or its Subsidiaries in the ordinary course of business; and (v) constituting Permitted Exclusive Licensing Transactions.

          (b) (i) Anything herein or in the other Loan Documents to the contrary notwithstanding, Bank agrees that, subject to the terms and conditions of this
Section 7.1(b), Bank shall not unreasonably withhold its consent to a sale by Endocare of all of the issued and outstanding capital stock of TIMM to a bona fide third-party purchaser that is not affiliated with any Borrower or Subsidiary thereof (a "TIMM Stock Sale"), or a sale by TIMM of all or substantially all of TIMM's assets to a bona fide third-party purchaser that is not affiliated with any Borrower or Subsidiary thereof (a "TIMM Asset Sale"). As used herein, the term "TIMM Sale" means a TIMM Stock Sale or a TIMM Asset Sale, as the case may be.

               (ii) Borrower agrees to provide Bank with (y) prior written notice of any proposed TIMM Sale, which notice shall be reasonably detailed as to the terms and conditions of such proposed TIMM Sale (including a detailed description of the consideration to be received by Borrower in respect thereof and, if such proposed TIMM Sale is a proposed TIMM Asset Sale, a detailed list of the assets of TIMM to be sold pursuant thereto), and (z) such other information regarding such proposed TIMM Sale as Bank may reasonably request, as promptly as practicable and in any event not less that 10 Business Days prior to the proposed consummation of such proposed TIMM Sale. Bank agrees to respond, to Borrower's written request for Bank's consent to a proposed TIMM Sale, not later than 10 Business Days following Bank's receipt of the notice and information described in clauses (y) and (z) above. Borrower and Bank expressly acknowledge that Bank need not consent to any proposed TIMM Sale, if an Event of Default has occurred and is continuing at the time of Borrower's request therefore or at the proposed time of consummation thereof, or would result from the consummation thereof.

               (iii) All consideration, consisting of net cash proceeds, paid or payable to Borrower in respect of the proposed TIMM Sale shall be promptly delivered to Bank for application to the Obligations (with the excess, if any, to be deposited into one or more Deposit Accounts of Borrower maintained at
Bank). All consideration, other than cash proceeds, paid or payable to Borrower in respect of the proposed TIMM Sale shall constitute additional Collateral subject to Bank's first priority perfected security interests therein (subject in lien priority only to those Permitted Liens that are expressly entitled to such priority over the security interests of Bank by operation of law or by written subordination agreement duly executed and delivered by Bank in favor of the holders of such Permitted Liens) and, upon request of Bank, shall be promptly delivered to Bank.

               (iv) With respect to any proposed TIMM Asset Sale to which Bank consents in writing (an "Approved TIMM Asset Sale"), Bank agrees, concurrently with the consummation thereof and the satisfaction of the applicable requirements set forth in this Section 7.1(b) relating thereto, to release Bank's security interests (without recourse, representation, or warranty) in the assets sold pursuant to the Approved TIMM Asset Sale (but not the proceeds of such assets paid or payable pursuant to the terms of the Approved TIMM Asset
Sale), to authenticate and authorize (at Borrower's expense) the filing of applicable UCC Releases (in form and substance satisfactory to Bank) relative to such sold assets, and to execute and deliver (at Borrower's expenses) such other similar documents (in form and substance satisfactory to Bank), or to take such other actions, as Borrower may reasonable request in writing in order to effect or reflect such release of Bank's security interests in such assets.

               (v) With respect to any proposed TIMM Stock Sale to which Bank consents in writing (an "Approved TIMM Stock Sale"), Bank agrees, concurrently with the consummation thereof and the satisfaction of the applicable requirements set forth in this Section 7.1(b) relating thereto, to release Bank's security interests (without recourse, representation, or warranty) in the capital stock of TIMM sold by Endocare pursuant to the Approved TIMM Stock Sale and in the assets of TIMM (but not the proceeds of such capital stock paid or payable pursuant to the terms of the Approved TIMM Stock Sale), to authenticate and authorize (at Borrower's expense) the filing of applicable UCC Releases (in form and substance satisfactory to Bank) relative to such sold capital stock and the assets of TIMM, and to execute and deliver (at Borrower's expenses) such other similar documents, or to take such other actions, as Borrower may reasonable request in writing in order to effect or reflect such release of Bank's security interests in such sold capital stock and such assets of TIMM. Concurrently with the consummation of the Approved TIMM Stock Sale and the satisfaction of the applicable requirements set forth in this Section 7.1(b) relating thereto, TIMM thereafter shall no longer be a co-Borrower (or guarantor relative to any other Borrower) and shall be released from its Obligations owing to Bank under the Loan Documents (except for indemnification obligations pursuant to the Loan Documents, which shall survive the Approved TIMM Stock
Sale), and Bank agrees to execute and deliver (at Borrower's expenses) such Loan Documents (in form and substance satisfactory to Bank), or to take such other actions, as Borrower may reasonable request in writing in order to effect or reflect same.

     7.2 CHANGES IN BUSINESS; CHANGE IN CONTROL; BUSINESS LOCATIONS. Engage in any material line of business other than those lines of business conducted by Borrower and its Subsidiaries on the date hereof and any businesses reasonably related, complementary or incidental thereto or reasonable extensions thereof. Borrower shall not cause, permit or suffer any Change in Control. Borrower shall not, without at least fifteen (15) days prior written notice to Bank: (1) add any new offices or business locations, including warehouses (unless Borrower's assets or property located at such new offices or business locations have a value less than One Hundred Thousand Dollars ($100,000) in the aggregate), (2) change its jurisdiction of organization, (3) change its organizational structure or type, (4) change its legal name, or (5) change any organizational number (if any) assigned by its jurisdiction of organization.

     7.3 MERGERS OR ACQUISITIONS. (a) Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person. A Subsidiary (that is not a Borrower) may merge or consolidate into another Subsidiary (that is not a Borrower).

          (b) Anything in Section 7.3(a) to the contrary notwithstanding, a Borrower (other than Endocare) or a Subsidiary of Borrower may merge with and into another Borrower, if the following conditions are satisfied: (i) no Default or Event of Default has occurred and is continuing at the time of such merger, or would result after giving effect to such merger; (ii) a Borrower is the surviving entity of such merger; (iii) the transactions permitted under this
Section 7.3(b) do not exceed $100,000 in the aggregate in any fiscal year; (iv) Bank shall have received lien searches listing all effective financing statements which name the disappearing entity of such merger as debtor that are filed in the applicable filing offices, none of which financing statements shall cover any of the assets of such disappearing entity, except (x) Permitted Liens,
(y) financing statements as to which Bank has received evidence satisfactory to Bank of the confirmed termination thereof (or Bank has received duly executed written authorization, in form and substance satisfactory to Bank, from the appropriate parties to terminate such financing statements), or (z) as otherwise agreed in writing by Bank; and (v) Bank shall have received such other information (if any) as Bank may reasonably request relative to such proposed merger.

     7.4  INDEBTEDNESS.

          (a) Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.

          (b) Without limiting the generality of Section 7.4(a), all present and future indebtedness of Borrower to its officers, directors, and equityholders ("Inside Debt") shall, at all times, be subordinated to the Obligations pursuant to a subordination agreement on Bank's standard form. Borrower represents and warrants that there is no Inside Debt presently outstanding, except for the following: NONE. Prior to incurring any Inside Debt in the future, Borrower shall cause the person to whom such Inside Debt will be owed to execute and deliver to Bank a subordination agreement on Bank's standard form.

     7.5 ENCUMBRANCE. Create, incur, or allow any Lien on any of the Collateral, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, permit any Collateral not to be subject to the first priority security interests of Bank therein (subject in lien priority only to those Permitted Liens that are expressly entitled to such priority over the security interests of Bank by operation of law or by written subordination agreement duly executed and delivered by Bank in favor of the holders of such Permitted Liens), or enter into any agreement, document, instrument or other arrangement (except with or in favor of Bank) with any Person which directly or indirectly prohibits or has the effect of prohibiting Borrower or any Subsidiary from assigning, mortgaging, pledging, granting a security interest in or upon, or encumbering any of Borrower's or any Subsidiary's Intellectual Property, except as is otherwise permitted in Section 7.1 hereof and the definition of "Permitted Lien" herein.

     7.6 MAINTENANCE OF COLLATERAL ACCOUNTS. Maintain any Collateral Account except pursuant to the terms of Section 6.8.(b) hereof.

     7.7 INVESTMENTS; DISTRIBUTIONS.

          (a) Directly or indirectly make any Investment other than Permitted Investments, or permit any of its Subsidiaries to do so.

          (b) Pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock; provided that: (i) Borrower may convert any of its convertible securities into other securities pursuant to the terms of such convertible securities or otherwise in exchange thereof, (ii) Borrower may pay dividends solely in common stock; (iii) one Borrower may pay dividends to another Borrower; and (iv) Borrower may repurchase the stock of former employees, directors, or consultants pursuant to stock repurchase agreements so long as an Event of Default does not exist at the time of such repurchase and would not exist after giving effect to such repurchase, provided such repurchase does not exceed in the aggregate of $50,000 per fiscal year.

     7.8 TRANSACTIONS WITH AFFILIATES. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower, except for transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm's length transaction with a non-affiliated Person.

     7.9 SUBORDINATED DEBT. (a) Make or permit any payment on any Subordinated Debt, except under the terms of the subordination, intercreditor, or other similar agreement to which such Subordinated Debt is subject, or (b) amend any provision in any document relating to the Subordinated Debt which would increase the amount thereof or adversely affect the subordination thereof to Obligations owed to Bank.

     7.10 COMPLIANCE. Become an "investment company" or a company controlled by an "investment company", under the Investment Company Act of 1940 or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds of any Credit Extension for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to have a material adverse effect on Borrower's business, or permit any of its Subsidiaries to do so; withdraw or permit any Subsidiary to withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any present pension, profit sharing and deferred compensation plan which could reasonably be expected to result in any liability of Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.

     8 EVENTS OF DEFAULT

     Any one of the following shall constitute an event of default (an "EVENT OF DEFAULT") under this Agreement:

     8.1 PAYMENT DEFAULT. Borrower fails to (a) make any payment of principal or interest on any Credit Extension on its due date, or (b) pay any other Obligations within five (5) Business Days after such Obligations are due and payable. During the cure period, the failure to cure the payment default is not an Event of Default (but no Credit Extension will be made during the cure period);

     8.2 COVENANT DEFAULT.

          (a) Borrower fails or neglects to perform any obligation in one or more of Sections 6.2, 6.3, 6.8, or 6.9, or violates any covenant in Section 7; or

          (b) Borrower fails or neglects to perform, keep, or observe any other term, provision, condition, covenant or agreement contained in this Agreement or any Loan Documents, and as to any default (other than those specified in Section 8 below) under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure the default within ten (10) days after the occurrence thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by Borrower be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to cure the default shall not be deemed an Event of Default (but no Credit Extensions shall be made during such cure period). Grace periods provided under this section shall not apply, among other things, to financial covenants or any other covenants set forth in subsection (a) above;

     8.3 MATERIAL ADVERSE CHANGE. A Material Adverse Change occurs;

     8.4 ATTACHMENT. (a) Any material portion of Borrower's assets is attached, seized, levied on, or comes into possession of a trustee or receiver and the attachment, seizure or levy is not removed in ten (10) days; (b) the service of process upon Borrower seeking to attach, by trustee or similar process, any funds of Borrower on deposit with Bank, or any entity under control of Bank (including a subsidiary); (c) Borrower is enjoined, restrained, or prevented by court order from conducting a material part of its business; (d) a judgment or other claim in excess of $50,000 becomes a Lien on any of Borrower's assets; or
(e) a notice of lien, levy, or assessment is filed against any of Borrower's assets by any government agency and not paid within ten (10) days after Borrower receives notice. These are not Events of Default if stayed or if a bond is posted pending contest by Borrower (but Bank shall have no obligation to make any Credit Extensions during such cure period);

     8.5 INSOLVENCY. (a) Borrower is unable to pay its debts (including trade debts) as they become due or otherwise becomes insolvent; (b) Borrower begins an Insolvency Proceeding; or (c) an Insolvency Proceeding is begun against Borrower and not dismissed or stayed within thirty (30) days (but no Credit Extensions shall be made while of any of the conditions described in clause (a) exist and/or until any Insolvency Proceeding is dismissed);

     8.6 OTHER AGREEMENTS. There is a default in any agreement to which Borrower or any Guarantor is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of Fifty Thousand Dollars ($50,000) or that could have a material adverse effect on Borrower's or any Guarantor's business;

     8.7 JUDGMENTS. A judgment or judgments for the payment of money in an amount, individually or in the aggregate, of at least Fifty Thousand Dollars ($50,000) (not covered by independent third-party insurance) shall be rendered against Borrower and shall remain unsatisfied and unstayed for a period of ten
(10) days after the entry thereof (provided that no Credit Extensions will be made prior to the satisfaction or stay of such judgment);

     8.8 MISREPRESENTATIONS. Borrower or any Person acting for Borrower makes any representation, warranty, or other statement now or later in this Agreement, any Loan Document or in any writing delivered to Bank or to induce Bank to enter this Agreement or any Loan Document, and such representation, warranty, or other statement is incorrect in any material respect when made;

     8.9 SUBORDINATED DEBT. A default or breach in any material respect occurs under any agreement between Borrower and any creditor of Borrower that signed a subordination, intercreditor, or other similar agreement with Bank, or any creditor that has signed such an agreement with Bank breaches in any material respect any terms of such agreement; or

     8.10 GUARANTY. (a) Any guaranty of any Obligations terminates or ceases for any reason to be in full force and effect; (b) any Guarantor does not perform any obligation or covenant under any guaranty of the Obligations; (c) any circumstance described in Sections 8.3, 8.4, 8.5, 8.7, or 8.8. occurs with respect to any Guarantor, (d) the liquidation, winding up, or termination of existence of any Guarantor; or (e) (i) a material impairment in the perfection or priority of Bank's Lien in the collateral provided by Guarantor or in the value of such collateral or (ii) a material adverse change in the general affairs, management, results of operation, condition (financial or otherwise) or the prospect of repayment of the Obligations occurs with respect to any Guarantor.

     9    BANK'S RIGHTS AND REMEDIES

     9.1 RIGHTS AND REMEDIES. While an Event of Default occurs and continues Bank may, without notice or demand, do any or all of the following:

          (a) declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable without any action by Bank);

          (b) stop advancing money or extending credit for Borrower's benefit under this Agreement or under any other agreement between Borrower and Bank;

          (c) demand that Borrower (i) deposits cash with Bank in an amount equal to the aggregate amount of any Letters of Credit remaining undrawn, as collateral security for the repayment of any future drawings under such Letters of Credit, and Borrower shall forthwith deposit and pay such amounts, and (ii) pay in advance all Letter of Credit fees scheduled to be paid or payable over the remaining term of any Letters of Credit;

          (d) [intentionally omitted];

          (e) settle or adjust disputes and claims directly with Account Debtors for amounts on terms and in any order that Bank considers advisable, notify any Person owing Borrower money of Bank's security interest in such funds, and verify the amount of such account;

          (f) make any payments and do any acts it considers necessary or reasonable to protect the Collateral and/or its security interest in the Collateral. Borrower shall assemble the Collateral if Bank requests and make it available as Bank designates. Bank may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrower grants Bank a license to enter and occupy any of its premises, without charge, to exercise any of Bank's rights or remedies;

          (g) apply to the Obligations any (i) balances and deposits of Borrower it holds, or (ii) any amount held by Bank owing to or for the credit or the account of Borrower;

          (h) ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral. Bank is hereby granted a non-exclusive, royalty-free license or other right to use, without charge, Borrower's labels, patents, copyrights, mask works, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank's exercise of its rights under this Section, Borrower's rights under all licenses and all franchise agreements inure to Bank's benefit;

          (i) place a "hold" on any account maintained with Bank and/or deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Control Agreement or similar agreements providing control of any Collateral;

          (j) demand and receive possession of Borrower's Books; and

          (k) exercise all rights and remedies available to Bank under the Loan Documents or at law or equity, including all remedies provided under the Code (including disposal of the Collateral pursuant to the terms thereof).

     9.2 POWER OF ATTORNEY. Borrower hereby irrevocably appoints Bank as its lawful attorney-in-fact, exercisable upon the occurrence and during the continuance of an Event of Default, to: (a) endorse Borrower's name on any checks or other forms of payment or security; (b) sign Borrower's name on any invoice or bill of lading for any Account or drafts against Account Debtors; (c) settle and adjust disputes and claims about the Accounts directly with Account Debtors, for amounts and on terms Bank determines reasonable; (d) make, settle, and adjust all claims under Borrower's insurance policies; (e) pay, contest or settle any Lien, charge, encumbrance, security interest, and adverse claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; and (f) transfer the Collateral into the name of Bank or a third party as the Code permits. Borrower hereby appoints Bank as its lawful attorney-in-fact to sign Borrower's name on any documents necessary to perfect or continue the perfection of any security interest regardless of whether an Event of Default has occurred until all Obligations have been satisfied in full and Bank is under no further obligation to make Credit Extensions hereunder. Bank's foregoing appointment as Borrower's attorney in fact, and all of Bank's rights and powers, coupled with an interest, are irrevocable until all Obligations have been fully repaid and performed and Bank's obligation to provide Credit Extensions terminates.

     9.3 PROTECTIVE PAYMENTS. If Borrower fails to obtain the insurance called for by Section 6.7 or fails to pay any premium thereon or fails to pay any other amount which Borrower is obligated to pay under this Agreement or any other Loan Document, Bank may obtain such insurance or make such payment, and all amounts so paid by Bank are Bank Expenses and immediately due and payable, bearing interest at the then highest applicable rate, and secured by the Collateral. Bank will make reasonable efforts to provide Borrower with notice of Bank obtaining such insurance at the time it is obtained or within a reasonable time thereafter. No payments by Bank are deemed an agreement to make similar payments in the future or Bank's waiver of any Event of Default.

     9.4 APPLICATION OF PAYMENTS AND PROCEEDS. Unless an Event of Default has occurred and is continuing, Bank shall apply any funds in its possession, whether from Borrower account balances, payments, or proceeds realized as the result of any collection of Accounts or other disposition of the Collateral, first, to Bank Expenses then due, including without limitation, the reasonable costs, expenses, liabilities, obligations and attorneys' fees incurred by Bank in the exercise of its rights under this Agreement; second, to the interest due upon any of the Obligations; and third, to the principal of the Obligations and any applicable fees and other charges then due, in such order as Bank shall determine in its sole discretion. Any surplus shall be paid to Borrower or other Persons legally entitled thereto; Borrower shall remain liable to Bank for any deficiency. If an Event of Default has occurred and is continuing, Bank may apply any funds in its possession, whether from Borrower account balances, payments, proceeds realized as the result of any collection of Accounts or other disposition of the Collateral, or otherwise, to the Obligations in such order as Bank shall determine in its sole discretion. Any surplus shall be paid to Borrower or other Persons legally entitled thereto; Borrower shall remain liable to Bank for any deficiency. If Bank, in its good faith business judgment, directly or indirectly enters into a deferred payment or other credit transaction with any purchaser at any sale of Collateral, Bank shall have the option, exercisable at any time, of either reducing the Obligations by the principal amount of the purchase price or deferring the reduction of the Obligations until the actual receipt by Bank of cash therefor.

     9.5 BANK'S LIABILITY FOR COLLATERAL. So long as Bank complies with reasonable banking practices regarding the safekeeping of the Collateral in the possession or under the control of Bank, Bank shall not be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other Person. Borrower bears all risk of loss, damage or destruction of the Collateral.

     9.6 NO WAIVER; REMEDIES CUMULATIVE. Bank's failure, at any time or times, to require strict performance by Borrower of any provision of this Agreement or any other Loan Document shall not waive, affect, or diminish any right of Bank thereafter to demand strict performance and compliance herewith or therewith. No waiver hereunder shall be effective unless signed by Bank and then is only effective for the specific instance and purpose for which it is given. Bank's rights and remedies under this Agreement and the other Loan Documents are cumulative. Bank has all rights and remedies provided under the Code, by law, or in equity. Bank's exercise of one right or remedy is not an election, and Bank's waiver of any Event of Default is not a continuing waiver. Bank's delay in exercising any remedy is not a waiver, election, or acquiescence.

     9.7 DEMAND WAIVER. Except if and to the extent expressly otherwise provided herein or in any other Loan Document, Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Bank on which Borrower is liable.

     10 NOTICES

     All notices, consents, requests, approvals, demands, or other communication (collectively, "COMMUNICATION"), other than Advance requests made pursuant to
Section 3.4, by any party to this Agreement or any other Loan Document must be in writing and be delivered or sent by facsimile at the addresses or facsimile numbers listed below. Each such Communication shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, registered or certified mail, return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by facsimile transmission (with such facsimile promptly confirmed by delivery of a copy by personal delivery or United States mail as otherwise provided in this Section 10); (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or facsimile number indicated below. Advance requests made pursuant to Section 3.4 must be confirmed in writing and may be in the form of electronic mail, delivered to Bank by Borrower at the e-mail address of Bank provided below and shall be deemed to have been validly served, given, or delivered when sent (with such electronic mail promptly confirmed by delivery of a copy by personal delivery or United States mail as otherwise provided in this Section 10). Bank or Borrower may change its notice address, facsimile number, or electronic mail address by giving the other party written notice thereof in accordance with the terms of this Section 10. All notices to Borrower shall be sent, as provided herein, in care of Endocare with respect to any and all Borrowers.

     If to Borrower: c/o Endocare, Inc.
                     201 Technology Drive
                     Irvine, California 92618
                     Attn: Michael Rodriguez, CFO
                     Fax: 949.450.5309
                     Email: mrodriguez@endocare.com

     If to Bank:     Silicon Valley Bank
                     38 Technology Drive
                     Irvine, California 92618
                     Attn: Kurt Miklinski, VP
                     Fax: 949.789.1930
                     Email: kmiklins@svbank.com

     11 CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER

     California law governs the Loan Documents without regard to principles of conflicts of law. Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Santa Clara County, California; provided, however, that nothing in this Agreement shall be deemed to operate to preclude Bank from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of Bank. Borrower expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and Borrower hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Borrower hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to Borrower at the address set forth in Section 10 of this Agreement and that service so made shall be deemed completed upon the earlier to occur of Borrower's actual receipt thereof or three (3) Business Days after deposit in the U.S. mails, proper postage prepaid.

BORROWER AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION HEREUNDER OR THEREUNDER, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

     12 GENERAL PROVISIONS

     12.1 SUCCESSORS AND ASSIGNS. This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not assign this Agreement or any rights or obligations under it without Bank's prior written consent (which may be granted or withheld in Bank's discretion). Bank has the right, without the consent of or notice to Borrower, to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank's obligations, rights, and benefits under this Agreement and the other Loan Documents.

     12.2 INDEMNIFICATION. Borrower agrees to indemnify, defend and hold Bank and its directors, officers, employees, agents, attorneys, or any other Person affiliated with or representing Bank harmless against: (a) all obligations, demands, claims, and liabilities (collectively, "Claims") asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses or Bank Expenses incurred, or paid by Bank from, following, or arising from transactions between Bank and Borrower in connection with the Loan Documents (including reasonable attorneys' fees and expenses), except for Claims and/or losses directly caused by Bank's gross negligence or willful misconduct. This Section 12.2 shall survive any termination of this Agreement or any other Loan Document.

     12.3 LIMITATION OF ACTIONS. Any claim or cause of action by Borrower against Bank, its directors, officers, employees, agents, accountants, attorneys, or any other Person affiliated with or representing Bank based upon, arising from, or relating to this Agreement or any other Loan Document, or any other transaction contemplated hereby or thereby or relating hereto or thereto, or any other matter, cause or thing whatsoever, occurred, done, omitted or suffered to be done by Bank, its directors, officers, employees, agents, accountants or attorneys, relating hereto or thereto, shall be barred unless asserted by Borrower by the commencement of an action or proceeding in a court of competent jurisdiction by the filing of a complaint within two years after the first act, occurrence or omission upon which such claim or cause of action, or any part thereof, is based, and the service of a summons and complaint on an officer of Bank, or on any other person authorized to accept service on behalf of Bank, within thirty (30) days thereafter. Borrower agrees that such two-year period is a reasonable and sufficient time for Borrower to investigate and act upon any such claim or cause of action. The two-year period provided herein shall not be waived, tolled, or extended except by the written consent of Bank in its sole discretion. This provision shall survive any termination of this Agreement or any other Loan Document.

     12.4 TIME OF ESSENCE. Time is of the essence for the performance of all Obligations in this Agreement.

     12.5 SEVERABILITY OF PROVISIONS. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

     12.6 AMENDMENTS IN WRITING; INTEGRATION. All amendments to this Agreement must be in writing signed by both Bank and Borrower. This Agreement and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement and the Loan Documents merge into this Agreement and the Loan Documents.

     12.7 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, are an original, and all taken together, constitute one Agreement.

     12.8 SURVIVAL. All covenants, representations and warranties made in this Agreement continue in full force until this Agreement has terminated pursuant to its terms and all Obligations (other than inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) have been satisfied. The obligation of Borrower in Section 12.2 to indemnify Bank shall survive until the statute of limitations with respect to such claim or cause of action shall have run.

     12.9 CONFIDENTIALITY. In handling any confidential information, Bank shall exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made: (a) to Bank's Subsidiaries or Affiliates in connection with their business relating to Borrower; (b) to prospective transferees or purchasers of any interest in the Credit Extensions (provided, however, Bank shall use commercially reasonable efforts to obtain such prospective transferee's or purchaser's agreement to the terms of this provision); (c) as required by law, regulation, subpoena, or other order; (d) to Bank's regulators or as otherwise required in connection with Bank's examination or audit; and (e) as Bank considers appropriate in exercising remedies under this Agreement and the other Loan Documents. Confidential information does not include information that either: (i) is in the public domain or in Bank's possession when disclosed to Bank, or becomes part of the public domain after disclosure to Bank; or (ii) is disclosed to Bank by a third party, if Bank does not know that the third party is prohibited from disclosing the information.

     12.10 ATTORNEYS' FEES, COSTS AND EXPENSES. In any action or proceeding between Borrower and Bank arising out of or relating to the Loan Documents, the prevailing party shall be entitled to recover its reasonable attorneys' fees and other costs and expenses incurred, in addition to any other relief to which it may be entitled.

     13 DEFINITIONS

     13.1 DEFINITIONS. As used in this Agreement, the following terms have the following meanings:

     "ACCOUNT" is any "account" as defined in the Code with such additions to such term as may hereafter be made, and includes, without limitation, all accounts receivable and other sums owing to Borrower.

     "ACCOUNT DEBTOR" is any "account debtor" as defined in the Code with such additions to such term as may hereafter be made.

     "ADVANCE" or "ADVANCES" means an advance (or advances) under the Revolving Line.

     "AFFILIATE" of any Person is a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person's senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person's managers and members.

     "AGREEMENT" is defined in the preamble hereof.

     "BANK" is defined in the preamble hereof.

     "BANK EXPENSES" are all audit fees and expenses, costs, and expenses (including reasonable attorneys' fees and expenses) for preparing, negotiating, administering, defending and enforcing the Loan Documents (including, without limitation, those incurred in connection with appeals or Insolvency Proceedings) or otherwise incurred with respect to Borrower.

     "BORROWER" is defined in the preamble hereof

     "BORROWER'S BOOKS" are all Borrower's books and records including ledgers, federal and state tax returns, records regarding Borrower's assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.

     "BORROWING BASE" is (a) 80% of Eligible Accounts plus (b) the lesser of 30% of the value of Borrower's Eligible Inventory (valued at the lower of cost or wholesale fair market value) or $500,000, as determined by Bank from Borrower's most recent Borrowing Base Certificate; provided, however, that Bank may decrease the foregoing percentages in its good faith business judgment based on events, conditions, contingencies, or risks which, as determined by Bank, may adversely affect Collateral.

     "BORROWING BASE CERTIFICATE" is a borrowing base certificate in form and substance satisfactory to Bank.

     "BORROWING RESOLUTIONS" are, with respect to any Person, those resolutions adopted by such Person's Board of Directors and delivered by such Person to Bank approving the Loan Documents to which such Person is a party and the transactions contemplated thereby, together with a certificate executed by its secretary on behalf of such Person certifying that (a) such Person has the authority to execute, deliver, and perform its obligations under each of the Loan Documents to which it is a party, (b) that attached as Exhibit A to such certificate is a true, correct, and complete copy of the resolutions then in full force and effect authorizing and ratifying the execution, delivery, and performance by such Person of the Loan Documents to which it is a party, (c) the name(s) of the Person(s) authorized to execute the Loan Documents on behalf of such Person, together with a sample of the true signature(s) of such Person(s), and (d) that Bank may conclusively rely on such certificate unless and until such Person shall have delivered to Bank a further certificate canceling or amending such prior certificate.

     "BUSINESS DAY" is any day that is not a Saturday, Sunday or a day on which Bank is closed.

     "CASH EQUIVALENTS" means (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any State thereof having maturities of not more than one (1) year from the date of acquisition; (b) commercial paper maturing no more than one (1) year after its creation and having the highest rating from either Standard & Poor's Ratings Group or Moody's Investors Service, Inc., (c) Bank's certificates of deposit issued maturing no more than one (1) year after issue; and (d) money market funds at least ninety-five percent (95%) of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (c) of this definition.

     "CHANGE IN CONTROL" means any event, transaction, or occurrence as a result of which any one or more of the following occurs: (a) any "person" (as such term is defined in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as an amended (the "EXCHANGE ACT")), other than a trustee or other fiduciary holding securities under an employee benefit plan of Endocare, is or becomes a beneficial owner (within the meaning Rule

13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of Endocare, representing twenty-five percent (25%) or more of the combined voting power of Endocare's then outstanding securities; or (b) during any period of twelve consecutive calendar months, individuals who at the beginning of such period constituted the Board of Directors of Endocare (together with any new directors whose election by the Board of Directors of Endocare was approved by a vote of at least two-thirds of the directors then still in office who either were directions at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors then in office; or (c) Endocare ceases to own and control 100% of the issued and outstanding capital stock of each other Borrower.

     "CODE" is the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of California; provided, that, to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, Bank's Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of California, the term "CODE" shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes on the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.

     "COLLATERAL" is any and all properties, rights and assets of Borrower described on Exhibit A.

     "COLLATERAL ACCOUNT" is any Deposit Account, Securities Account, or Commodity Account.

     "COMMODITY ACCOUNT" is any "commodity account" as defined in the Code with such additions to such term as may hereafter be made.

     "COMMUNICATION" is defined in Section 10.

     "COMPLIANCE CERTIFICATE" is that certain certificate in the form attached hereto as Exhibit E.

     "CONTINGENT OBLIGATION" is, for any Person, any direct or indirect liability, contingent or not, of that Person for (a) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (b) any obligations for undrawn letters of credit for the account of that Person; and (c) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but "Contingent Obligation" does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement.

     "CONTROL AGREEMENT" is any control agreement entered into among the depository institution at which Borrower maintains a Deposit Account or the securities intermediary or commodity intermediary at which Borrower maintains a Securities Account or a Commodity account, Borrower, and Bank pursuant to which Bank obtains control (within the meaning of the Code) over such Deposit Account, Securities Account, or Commodity Account.

     "CREDIT EXTENSION" is any Advance or any other extension of credit by Bank for Borrower's benefit.

     "CROSS-GUARANTY" is that certain Cross-Corporate Continuing Guaranty, dated on or about the Effective Date, executed and delivered by each Borrower in favor of Bank relative to each other Borrower.

     "CURRENT LIABILITIES" are the aggregate amount of Endocare's consolidated Total Liabilities (including, without duplication, all obligations and liabilities of Borrower to Bank) that mature within one (1) year.

     "DEFAULT" means any event which with notice or passage of time or both, would constitute an Event of Default.

     "DEFAULT RATE" is defined in Section 2.3(b).

     "DEFERRED REVENUE" is all amounts received or invoiced in advance of performance under contracts and not yet recognized as revenue.

     "DEPOSIT ACCOUNT" is any "deposit account" as defined in the Code with such additions to such term as may hereafter be made.

     "DESIGNATED DEPOSIT ACCOUNT" is Borrower's deposit account, account number 0600801170, maintained with Bank.

     "DOLLARS," "DOLLARS" and "$" each mean lawful money of the United States.

     "EFFECTIVE DATE" is the date Bank executes this Agreement and as indicated on the signature page hereof.

     "ELIGIBLE ACCOUNTS" are Accounts which arise, and have been billed, in the ordinary course of Borrower's business and that meet all of Borrower's representations and warranties in Section 5.3. Bank reserves the right, by giving prior notice to Borrower, at any time and from time to time after the Effective Date, to adjust any of the criteria set forth below and to establish new criteria in its good faith business judgment (collectively, the "MINIMUM ELIGIBILITY REQUIREMENTS"). Unless Bank agrees otherwise in writing, Eligible Accounts shall not include:

     (a) Accounts that the Account Debtor has not paid within ninety (90) days of invoice date;

     (b) Accounts owing from an Account Debtor, fifty percent (50%) or more of whose Accounts have not been paid within ninety (90) days of invoice date;

     (c) Credit balances over ninety (90) days from invoice date;

     (d) Accounts owing from an Account Debtor, including Affiliates, whose total obligations to Borrower exceed twenty-five (25%) of all Accounts, for the amounts that exceed that percentage, unless Bank approves in writing;

     (e) Accounts owing from an Account Debtor which does not have its principal place of business in the United States (unless pre-approved by Bank in its discretion in writing, or backed by a letter of credit satisfactory to Bank, or FCIA insured satisfactory to Bank);

     (f) Accounts owing from the United States or any department, agency or instrumentality thereof (unless there has been compliance, to Bank's satisfaction, with the United States Assignment of Claims Act);

     (g) Accounts owing from an Account Debtor to the extent that Borrower is indebted or obligated in any manner to the Account Debtor (as creditor, lessor, supplier or otherwise - sometimes called "contra" accounts, accounts payable, customer deposits or credit accounts), with the exception of customary credits, adjustments and/or discounts given to an Account Debtor by Borrower in the ordinary course of its business;

     (h) Accounts for demonstration or promotional equipment, or in which goods are consigned, or sold on a "sale guaranteed", "sale or return", "sale on approval", "bill and hold", or other terms if Account Debtor's payment may be conditional;

     (i) Accounts for which the Account Debtor is Borrower's Affiliate, officer, employee, or agent;

     (j) Accounts in which the Account Debtor disputes liability or makes any claim (but only up to the disputed or claimed amount), or if the Account Debtor is subject to an Insolvency Proceeding, or becomes insolvent, or goes out of business;

     (k) Accounts owing from an Account Debtor with respect to which Borrower has received deferred revenue (but only to the extent of such deferred revenue);

     (l) Accounts for which Bank in its good faith business judgment determines collection to be doubtful;

     (m) Accounts that arise from the sale, lease, licensing, assignment, or other disposition of any copyright, maskwork, or other work of authorship of Borrower that is registered (or the subject of an application for registration) with the United States Copyright Office (a "Registered Copyright"), unless Borrower is in full compliance with Section 6.10 with respect to such Account and such Registered Copyright;

     and

     (n) other Accounts Bank deems ineligible in the exercise of its good faith business judgment.

     "ELIGIBLE INVENTORY" means, at any time, the aggregate of Borrower's Inventory that: (a) consists of raw materials and finished goods, in good, new, and salable condition, which is not perishable, returned, consigned, obsolete, not sellable, damaged, or defective, and is not comprised of demonstrative or custom inventory, works in progress, packaging or shipping materials, or supplies; (b) meets all applicable governmental standards; (c) has been manufactured in compliance with the Fair Labor Standards Act; (d) is not subject to any Liens, except the first priority Liens granted in favor of Bank under this Agreement or any of the other Loan Documents (subject in lien priority only to those Permitted Liens that are expressly entitled to such priority over the security interests of Bank by operation of law or by written subordination agreement duly executed and delivered by Bank in favor of the holders of such Permitted Liens); (e) is located at Endocare's principal place of business, 201 Technology Drive, Irvine, California 92618; and (f) is otherwise acceptable to Bank in its good faith business judgment.

     "ENDOCARE" is defined in the preamble of this Agreement.

     "EQUIPMENT" is all "equipment" as defined in the Code with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.

     "ERISA" is the Employment Retirement Income Security Act of 1974, and its regulations.

     "EVENT OF DEFAULT" is defined in Section 8.

     "FUNDING DATE" is any date on which a Credit Extension is made to or on account of Borrower which shall be a Business Day.

     "GAAP" is generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

     "GENERAL INTANGIBLES" is all "general intangibles" as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation, all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, any patents, trademarks, service marks and, to the extent permitted under applicable law, any applications therefor, whether registered or not, any trade secret rights, including any rights to unpatented inventions, payment intangibles, royalties, contract rights, goodwill, franchise agreements, purchase orders, customer lists, route lists, telephone numbers, domain names, claims, income and other tax refunds, security and other deposits, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including without limitation key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.

     "GUARANTOR" is any present or future guarantor of the Obligations.

     "INACTIVE SUBSIDIARIES" has the meaning ascribed to such term in Section 5.1A.

     "INDEBTEDNESS" is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations, and (d) Contingent Obligations.

     "INSOLVENCY PROCEEDING" is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

     "INTELLECTUAL PROPERTY" means all present and future (a) copyrights, copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished, (b) trade secret rights, including all rights to unpatented inventions and know how, and confidential information; (c) mask work or similar rights available for the protection of semiconductor chips; (d) patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same (individually and collectively, "PATENT"); (e) trademarks, servicemarks, trade styles, and trade names, whether or not any of the foregoing are registered, and all applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by any such trademarks; (f) computer software and computer software products; (g) designs and design rights; (h) technology; (i) all claims for damages by way of past, present and future infringement of any of the rights included above; (j) all licenses or other rights to use any property or rights of a type described above.

     "INVENTORY" is all "inventory" as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is temporarily out of Borrower's custody or possession or in transit and including any returned goods and any documents of title representing any of the above.

     "INVESTMENT" is any beneficial ownership interest in any Person (including stock, partnership interest or other securities), and any loan, advance or capital contribution to any Person.

     "IP SECURITY AGREEMENT" is that certain Intellectual Property Security Agreement executed and delivered by Borrower to Bank dated as of the Effective Date.

     "LIEN" is a mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

     "LOAN DOCUMENTS" are, collectively, this Agreement, the Perfection Certificate, the IP Security Agreement, any note, or notes or guaranties executed by Borrower or any Guarantor, and any other present or future agreement between Borrower or any Guarantor, on the one hand, and/or for the benefit of Bank, on the other hand, in connection with this Agreement, all as amended, restated, or otherwise modified.

     "LOAN MARGIN" has the meaning ascribed to such term in Section 2.3(a).

     "MATERIAL ADVERSE CHANGE" is (a) a material impairment in the perfection or priority of Bank's Lien in the Collateral or in the value of such Collateral;
(b) a material adverse change in the business, operations, or condition (financial or otherwise) of Endocare and its Subsidiaries, taken as a whole; (c) a material impairment of the prospect of repayment of any portion of the Obligations; or (d) Bank determines, based upon information available to it and in its good faith reasonable judgment, that there is a reasonable likelihood that Borrower shall fail to comply with one or more of the financial covenants in Section 6 during the next succeeding financial reporting period.

     "MATURITY DATE" is the earliest of (a) the date 364 days following the Effective Date, or (b) if Bank so elects in its good faith business judgment, the occurrence and continuation of any Event of Default.

     "MAXIMUM REVOLVER AMOUNT" means $4,000,000.

     "MINIMUM ELIGIBILITY REQUIREMENTS" has the meaning ascribed to such term within the definition of "Eligible Accounts".

     "NET INCOME" means, as calculated on a consolidated basis for Endocare and its Subsidiaries for any period as at any date of determination, the net profit (or loss), after provision for taxes, of Endocare and its Subsidiaries for such period taken as a single accounting period.

     "OBLIGATIONS" are Borrower's obligation to pay when due any debts, principal, interest, Bank Expenses and other amounts Borrower owes Bank now or later, whether under this Agreement, the Loan Documents, or otherwise, including, without limitation, all obligations relating to letters of credit, cash management services, and foreign exchange contracts, if any, and including interest, and other amounts, accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank, and the performance of Borrower's duties under the Loan Documents. It is expressly acknowledged and agreed that each and all of the Borrowers are, and at all times shall be, jointly and severally liable for all Obligations, regardless of which Borrower or Borrowers requested, received, used, or directly enjoyed the benefit of, the Obligations.

     "OPERATING DOCUMENTS" are, for any Person, such Person's formation documents, as certified with the Secretary of State of such Person's state of formation on a date that is no earlier than 30 days prior to the Effective Date, and, (a) if such Person is a corporation, its bylaws in current form, (b) if such Person is a limited liability company, its limited liability company agreement (or similar agreement), and (c) if such Person is a partnership, its partnership agreement (or similar agreement), each of the foregoing with all current amendments or modifications thereto.

     "PATENT" has the meaning ascribed to such term in within the definition of "Intellectual Property".

     "PAYMENT" means all checks, wire transfers and other items of payment received by Bank (including proceeds of Accounts and payment of the Obligations in full) for credit to Borrower's outstanding Credit Extensions or, if the balance of the Credit Extensions have been reduced to zero, for credit to its Deposit Accounts.

     "PERFECTION CERTIFICATE" is defined in Section 5.1.

     "PERMITTED EXCLUSIVE LICENSING TRANSACTIONS" means, individually and collectively, one or more exclusive licenses granted by Borrower, in the ordinary course of business, pursuant to which Borrower and one or more third-party co-developers develop technology based on certain core proprietary Intellectual Property of Borrower, and exploit such co-developed technology; provided, however that no Permitted Exclusive Licensing Transaction shall effect or result in: (a) (i) a "transfer of copyright ownership" (within the meaning of 17 U.S.C. Section 101, as amended) with respect to any material portion, or any significant economic value, of Borrower's core proprietary Intellectual Property relating to copyrights, maskworks, and other works of authorship, or (ii) the functional equivalent of the immediately preceding clause (i) as applied to Borrower's Patent-related Intellectual Property; or (b) a transfer of any non-immaterial amount of cash of Borrower (other than the sharing between Borrower and such third-party co-developers of revenue from the exploitation of such co-developed technology in the ordinary course of business).

     "PERMITTED INDEBTEDNESS" is:

     (a) Borrower's Indebtedness to Bank under this Agreement and the other Loan Documents;

     (b) Indebtedness existing on the Effective Date and shown on the Perfection Certificate;

     (c) unsecured Subordinated Debt;

     (d) unsecured Indebtedness to trade creditors incurred in the ordinary course of business;

     (e) Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of business;

     (f) Indebtedness, in an aggregate principal amount not to exceed $100,000, secured by Permitted Liens described in clause (c) of the definition of "Permitted Liens";

     (g) unsecured intercompany Indebtedness among the Borrowers or among Borrower and its Subsidiaries, in an aggregate amount not to exceed $100,000 at any one time outstanding; and

     (h) extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (a) through (f) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Borrower or its Subsidiary, as the case may be.

     "PERMITTED INVESTMENTS" are:

     (a) Investments shown on the Perfection Certificate and existing on the Effective Date;

     (b) (i) Cash Equivalents, and (ii) any Investments permitted by Borrower's investment policy, as amended from time to time, provided that such investment policy (and any such amendment thereto) has been approved in writing by Bank (such approval not to be unreasonably withheld);

     (c) Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of Borrower;

     (d) Investments consisting of deposit accounts in which Bank has a perfected security interest (to the extent required hereunder);

     (e) (i) Investments accepted in connection with Transfers permitted by
Section 7.1, or (ii) Transfers permitted by Section 7.3 (if and to the extent such Transfers constitute Investments);

     (f) (i) Investments by one Borrower in another Borrower; (ii) additional equity Investments by Borrower in Subsidiaries not to exceed $100,000 in the aggregate in any fiscal year; and (iii) Investments of Subsidiaries (not a Borrower) made in or to other Subsidiaries or Borrower;

     (g) Investments consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and (ii) loans to employees, officers or directors relating to the purchase of equity securities of Borrower or its Subsidiaries pursuant to employee stock purchase plans or agreements approved by Borrower's Board of Directors;

     (h) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business;

     (i) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business; provided that this paragraph (i) shall not apply to Investments of Borrower in any Subsidiary; and

     (j) joint ventures or strategic alliances in the ordinary course of Borrower's business consisting of Permitted Exclusive Licensing Transactions, the non-exclusive licensing of technology, the development of technology or the providing of technical support, provided that any cash investments by Borrower do not exceed $250,000 in the aggregate in any fiscal year.

     "PERMITTED LIENS" are:

     (a) Liens existing on the Effective Date and shown on the Perfection Certificate or arising under this Agreement and the other Loan Documents;

     (b) Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which Borrower maintains adequate reserves on its Books, if they have no priority over any of Bank's Liens;

     (c) purchase money Liens (i) on Equipment acquired or held by Borrower incurred for financing the acquisition of the Equipment securing no more than $100,000 in the aggregate amount outstanding, or (ii) existing on Equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the Equipment;

     (d) statutory Liens securing claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other Persons imposed without action of such parties, provided, they have no priority over any of Bank's Lien and the aggregate amount of such Liens does not at any time exceed $25,000;

     (e) Liens to secure payment of workers' compensation, employment insurance, old-age pensions, social security and other like obligations incurred in the ordinary course of business, provided, they have no priority over any of Bank's Liens and the aggregate amount of the Indebtedness secured by such Liens does not at any time exceed $25,000;

     (f) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (c), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase;

     (g) leases or subleases of real property granted in the ordinary course of business, and leases, subleases, non-exclusive licenses or sublicenses of property (other than real property or Intellectual Property) granted in the ordinary course of Borrower's business, if the leases, subleases, licenses and sublicenses do not prohibit granting Bank a security interest;

     (h) Permitted Exclusive Licensing Transactions and non-exclusive licenses of Intellectual Property granted to third parties in the ordinary course of business;

     (i) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 8.4 or 8.7; and

     (j) Liens in favor of other financial institutions arising in connection with Borrower's deposit and/or securities accounts permitted hereunder held at such institutions, provided that Bank has a perfected security interest in the amounts held in such deposit and/or securities accounts.

     "PERSON" is any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

     "PHASE I" has the meaning ascribed in Section 1A hereof.

     "PHASE I RESET DATE" has the meaning ascribed in Section 1A hereof.

     "PHASE II" has the meaning ascribed in Section 1A hereof.

     "PHASE II TRIGGER DATE" has the meaning ascribed in Section 1A hereof.

     "PRIME RATE" is Bank's most recently announced "prime rate," even if it is not Bank's lowest rate.

     "QUICK ASSETS" is, on any date, Endocare's and its Subsidiaries' consolidated unrestricted cash, Cash Equivalents, net billed accounts receivable and investments with maturities of fewer than 12 months determined according to GAAP.

     "QUICK RATIO" means, as of any date of determination and with respect to any Person, the ratio of such Person's Quick Assets to such Person's Current Liabilities.

     "QUICK RATIO THRESHHOLD" has the meaning ascribed in Section 1A hereof.

     "REGISTERED ORGANIZATION" is any "registered organization" as defined in the Code with such additions to such term as may hereafter be made

     "RESERVES" means, as of any date of determination, such amounts as Bank may from time to time establish and revise in its good faith business judgment, reducing the amount of Credit Extensions and other financial accommodations which would otherwise be available to Borrower under the lending formula(s) provided in this Agreement: (a) to reflect events, conditions, contingencies or risks which, as determined by Bank in its good faith business judgment, do or may adversely affect (i) the Collateral or any other property which is security for the Obligations or its value (including without limitation any increase in delinquencies of Accounts), (ii) the assets, business or prospects of Borrower or any Guarantor, or (iii) the security interests and other rights of Bank in the Collateral (including the enforceability, perfection and priority thereof); or (b) to reflect Bank's good faith belief that any collateral report or financial information furnished by or on behalf of Borrower or any Guarantor to Bank is or may have been incomplete, inaccurate or misleading in any material respect; or (c) in respect of any state of facts which Bank determines in good faith constitutes an Event of Default or may, with notice or passage of time or both, constitute an Event of Default.

     "RESPONSIBLE OFFICER" is any of the Chief Executive Officer, President, Chief Financial Officer and Controller of Borrower.

     "REVOLVING LINE" is the revolving line of credit (and sublines thereof, if any), set forth in Section 2.1.1, pursuant to which one or more Advances (or other Credit Extensions, if any, pursuant to such sublines), in an aggregate outstanding amount of up to the Maximum Revolver Amount at any one time, may be requested by Borrower and made by Bank subject to the terms and conditions of this Agreement.

     "SECURITIES ACCOUNT" is any "securities account" as defined in the Code with such additions to such term as may hereafter be made.

     "SUBORDINATED DEBT" is indebtedness incurred by Borrower subordinated to all of Borrower's now or hereafter indebtedness to Bank (pursuant to a subordination, intercreditor, or other similar agreement in form and substance satisfactory to Bank entered into between Bank and the other creditor), on terms acceptable to Bank.

     "SUBSIDIARY" means, with respect to any Person, any Person of which more than 50% of the voting stock or other equity interests is owned or controlled, directly or indirectly, by such Person or one or more Affiliates of such Person.

     "TANGIBLE NET WORTH" is, on any date, the consolidated total assets of Endocare and its Subsidiaries minus (a) any amounts attributable to (i) goodwill, (ii) intangible items including unamortized debt discount and expense, patents, trade and service marks and names, copyrights and research and development expenses except prepaid expenses, (iii) notes, accounts receivable and other obligations owing to Borrower from its officers or other Affiliates, and (iv) reserves not already deducted from assets, minus (b) Total Liabilities. Solely for purposes of calculating Tangible Net Worth, there shall be excluded from Total Liabilities any liabilities for Endocare's warrants issued on March 11, 2005.

     "TIMM" is defined in the preamble of this Agreement.

     "TOTAL LIABILITIES" is on any day, obligations that should, under GAAP, be classified as liabilities on Endocare's consolidated balance sheet, including all Indebtedness, but excluding all Subordinated Debt.

     "TRANSACTION REPORT" is a Borrowing Base Certificate.

     "TRANSFER" is defined in Section 7.1.

     "UNUSED REVOLVING LINE FACILITY FEE" is defined in Section 2.4(d).

                            [Signature page follows.]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date.

BORROWER:

ENDOCARE, INC.


By /s/ Michael Rodriguez
   ----------------------------------
Name: Michael Rodriguez
Title: SVP, Finance & CFO


TIMM MEDICAL TECHNOLOGIES, INC.


By /s/ Michael Rodriguez
   ----------------------------------
Name: Michael Rodriguez
Title: CFO


BANK:

SILICON VALLEY BANK


By /s/ Kurt Miklinski
   ----------------------------------
Name: Kurt Miklinski
Title: Vice President

TO BE COMPLETED ONLY BY BANK:

Effective Date: 10/26/05

                 [Signature page to Loan and Security Agreement]

                                    EXHIBIT A

The Collateral consists of all of Borrower's right, title and interest in and to the following personal property:

     All goods, Accounts (including health-care receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles, commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and

     all Borrower's Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.


                                   Exhibit A

                                    EXHIBIT B

                                   [reserved]

                                    EXHIBIT C

                                   [reserved]

                                    EXHIBIT D

                                   [reserved]

                                    EXHIBIT E

                             COMPLIANCE CERTIFICATE

TO: SILICON VALLEY BANK                                          Date: _________

FROM: ________________

     The undersigned authorized officer of each of ENDOCARE, INC., a Delaware corporation ("Endocare"), and TIMM MEDICAL TECHNOLOGIES, INC., a Delaware corporation ("TIMM") (individually and collectively, and jointly and severally, "Borrower"), certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (as amended, restated, supplemented, or otherwise modified from time to time, the "Agreement"), (1) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all material foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, (5) at the end of the month most recently ended there were no held checks, and (6) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank. Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with generally GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

PLEASE INDICATE COMPLIANCE STATUS BY CIRCLING YES/NO UNDER "COMPLIES" COLUMN.

          REPORTING COVENANT                      REQUIRED            COMPLIES
          ------------------                      --------            --------
Monthly financial statements with        Monthly within 30 days        Yes No
Compliance Certificate

10-Q, 10-K and 8-K (and Compliance       Within 5 days after filing    Yes No
Certificate with each 10-Q and 10K)      with SEC (subject to
                                         Section 6.2(b) of the
                                         Agreement)

Borrowing Base Certificate/Transaction   Monthly within 15 days        Yes No
Report, A/R & A/P Agings, Inventory
Report, Deferred Revenue Report

The following Intellectual Property was registered after the Effective Date (if no registrations, state "None")

--------------------------------------------------------------------------------

        FINANCIAL COVENANT            REQUIRED    ACTUAL    COMPLIES
        ------------------            --------    ------    --------
Maintain on a MONTHLY Basis:
Minimum Tangible Net Worth            $_______   $_______    Yes No

PHASE I STATUS AND PHASE II STATUS    REQUIRED    ACTUAL    COMPLIES
----------------------------------    --------    ------    --------
Maintain on a MONTHLY Basis:
Minimum Quick Ratio                  1.00:1.00   __:1.00     Yes No

     The following financial covenant analysis and information set forth in
Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

     The following are the exceptions with respect to the certification above:
(If no exceptions exist, state "No exceptions to note.")

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

ENDOCARE, INC., a Delaware corporation   BANK USE ONLY


                                         Received by:
                                                      --------------------------
                                                      AUTHORIZED SIGNER


By:
    ----------------------------------   Date:
Name:                                          ---------------------------------
      --------------------------------
Title:                                   Verified:
       -------------------------------             -----------------------------
                                                   AUTHORIZED SIGNER


TIMM MEDICAL TECHNOLOGIES, INC., a       Date:
Delaware corporation                           ---------------------------------

                                         Compliance Status: Yes No


By:
    ----------------------------------
Name:
      --------------------------------
Title:
       -------------------------------

                      SCHEDULE 1 TO COMPLIANCE CERTIFICATE

         FINANCIAL COVENANTS OF BORROWER/PHASE I & PHASE II CALCULATIONS

Dated: ____________________

I.   TANGIBLE NET WORTH (Section 6.9(a))

Required: $____

Actual:

A. Aggregate value of total consolidated assets of Endocare and its
   Subsidiaries                                                         $_______

B. Aggregate value of consolidated goodwill of Endocare and its
   Subsidiaries                                                         $_______

C. Aggregate value of consolidated intangible assets of Endocare and
   its Subsidiaries                                                     $_______

D. Aggregate value of any reserves not already deducted from assets     $_______

E. Aggregate value of consolidated liabilities of Endocare and its
   Subsidiaries (including all Indebtedness)
   (but excluding Subordinated Debt)                                    $_______

F. Tangible Net Worth (line A minus line B minus line C minus line
   D minus line E)                                                      $_______

Is line F. equal to or greater than $_____?

   _________ No, not in compliance                  _________ Yes, in compliance

II.  QUICK RATIO (Section 1A)

Required "Quick Ratio Threshhold": 1.00:1.00

Actual:

A. Aggregate value of the unrestricted cash and cash equivalents of
   Endocare and its Subsidiaries, on a consolidated basis              $ _______

B. Aggregate value of the net billed accounts receivable of Endocare
   and its Subsidiaries, on a consolidated basis                       $ _______

C. Aggregate value of the Investments with maturities of fewer than 12
   months of Endocare and it Subsidiaries, on a consolidated basis     $ _______

D. Quick Assets (the sum of lines A through C)                         $ _______

E. Current Liabilities, i.e., the portion of Total Liabilities
   (including all Indebtedness) of Endocare and its Subsidiaries, on
   a consolidated basis that matures within one (1) year               $ _______
   [remember that Total Liabilities is defined to exclude
   Subordinated Debt.]

F. Quick Ratio (line D divided by line E)                              $ _______

Is line F equal to or greater than 1.00:1:00?

     ________ No                                               ________ Yes